                                                                   Exhibit 10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Independence Preferred Variable Annuity Prospectus in Post-Effective Amendment No. 12 to the Registration Statement (Form N-4, No. 33-82648) of John Hancock Variable Annuity Account I.

We also consent to the inclusion, in the Statement of Additional Information, of our reports dated February 6, 2004 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account I and dated March 19, 2004 on the financial statements included in the Annual Report of the John Hancock Variable Life Insurance Company for the year ended December 31, 2003.

                                               ERNST & YOUNG LLP
                                               /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 23, 2004

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Independence 2000 Variable Annuity Prospectus in Post-Effective Amendment No. 12 to the Registration Statement (Form N-4, No. 33-82648) of John Hancock Variable Annuity Account I.

We also consent to the inclusion, in the Statement of Additional Information, of our reports dated February 6, 2004 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account I and dated March 19, 2004 on the financial statements included in the Annual Report of the John Hancock Variable Life Insurance Company for the year ended December 31, 2003.

                                               ERNST & YOUNG LLP
                                               /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2004